EXHIBIT 4.1
                                                             -----------



                 BEACON ROOFING SUPPLY, INC. 1998 STOCK PLAN
        (AS AMENDED AND RESTATED EFFECTIVE AS OF SEPTEMBER 29, 2000)

   1. PURPOSE. The purpose of this Beacon Roofing Supply, Inc. 1998 Stock Plan ("Plan") is to attract and retain outstanding individuals as key employees and directors of Beacon Sales Acquisition, Inc. d/b/a Beacon Sales Company, Incorporated, a Delaware corporation ("Company") and its subsidiaries (Company and its subsidiaries, collectively or individually, "Employer"), and to provide incentives for such key employees and directors to expand and improve the profits and achieve the objectives of the Employer by providing to such individuals opportunities to acquire (i) junior subordinated promissory notes issued by Holding ("Notes") and (ii) shares of Class A Common Stock of Holding ("Shares") through awards and the exercise of options (awards of Notes or Shares under the Plan being referred to herein as "Note Awards" or "Share Awards", respectively), and in each case thereby provide such individuals with a greater proprietary interest in and closer identity with the Employer and its financial success. The Company is a direct subsidiary of Beacon Roofing Supply, Inc. ("Holding"), a Delaware corporation formerly known as Beacon Holding Corporation. Options granted under this Plan may be either nonqualified stock options or incentive stock options ("Incentive Options") (nonqualified stock options and Incentive Options being referred to herein, collectively or individually, as "Options"). Options granted under this Plan and designated as Inventive Options by the Committee (as herein defined) are intended to be "incentive stock options" within the meaning of that term in section 422 of the Internal Revenue Code of 1986, as amended ("Code"). The provisions of this Plan with respect to Inventive Options and of each Incentive Option granted hereunder shall be interpreted in a manner consistent with that section and all valid regulations issued thereunder. Incentive Options may not be granted under the Plan to directors, except to those directors who are also employees of the Employer at the time of the grant.

   2. ADMINISTRATION. This Plan will be administered by the Board of Directors of Holding (the "Board") or a committee thereof designated by the Board (the Board or such committee hereinafter referred to as the "Committee"). The Committee shall interpret the Plan and shall prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Plan. Any such action shall be final and conclusive on all persons having any interest in the Note Awards, Share Awards, Options or Shares to which such action relates. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under this Plan may be made without notice of meeting of the Committee by a unanimous written consent of the Committee.

   The Committee shall determine, within the limits of the express provisions of this Plan, those key employees and directors to whom, and the time or times at which, Note Awards, Share Awards, and Options shall be granted to such key employees or directors. The Committee shall determine the terms and conditions of each Note Award. The Committee shall determine the number of Shares to be subject to each Share Award and Option, whether an Option will be a nonqualified stock option or an Incentive Option, the duration of each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, the restrictions applicable to each Share Award and Option, and whether cash, Shares or other property may be accepted in full or partial payment upon exercise of an Option.
   The Committee may require, as a condition to the effectiveness of any Note Award or Stock Award, that the recipient pay consideration for the Notes or Shares that are the subject thereof, in an amount and on other terms determined by the Committee. In making any of the foregoing determinations, the Committee may take into account the nature of the services rendered by the Participants (as herein defined), their present and potential contributions to the Employer's success and such other factors as the Committee in its discretion shall deem relevant.

   3. PARTICIPANTS. The "Participants" in the Plan will consist of such key employees and directors of the Employer as the Committee in its sole discretion from time to time designates within the limits of this Plan. The Committee's designation of a Participant at any time shall not require the Committee to designate such person at any other time. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the terms of their respective Note Awards, Share Awards, and Options, including without limitation: (i) the financial condition of the Employer, (ii) the anticipated profits of the current or future years, (iii) the contributions of Participants to the profitability and the development of the Employer, both present and future and (iv) other compensation provided to Participants.

   4.   TERMS AND CONDITIONS OF AWARDS.

        a.   Note Awards.
             ------------

             Note Awards granted under this Plan shall be subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine (whether or not applicable to Note Awards granted to any other Participant), including, without limitation, the term, interest rate, payment provisions, subordination, such provisions as may be appropriate to comply with federal or state securities laws, and undertakings or conditions as to the Participant's employment, in addition to those specifically provided for under this Plan.






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        b.   Share Awards.
             -------------

             Share Awards granted under this Plan shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the provisions of this Plan. Share Awards may be subject to other provisions (whether or not applicable to the Share Awards granted to any other Participant) as the Committee, in its sole discretion determines appropriate, including, without limitation, restrictions on resale or other disposition, vesting schedules with respect to the ownership of Shares, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and undertakings or conditions as to the Participant's employment, in addition to those specifically provided for under this Plan.

   5. TERMS AND CONDITIONS OF OPTIONS. The Options granted under this Plan shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the provisions of this Plan, including the following:

        a.   Option Price
             ------------

             The Option price shall in no event be less than One Hundred Percent (100%) of the fair market value of the Shares subject to such Option at the time such Option is granted. In the case of an Incentive Option granted to a Participant who at the time of grant owns (directly or indirectly) stock of Holding or of its parent or its subsidiaries possessing more than Ten Percent (10%) of the total combined voting power of all classes of stock of such corporations ("10% Owner"), the Option price shall be at least One Hundred Ten Percent (110%) of such fair market value of the Shares subject to such Incentive Option at the time such Incentive Option is granted.

        b.   Option Term
             -----------

             Each Option granted under this Plan shall be for such period as the Committee shall determine, which period may include, without limitation, early termination of the Option upon consummation of a merger involving the Company or a sale of a substantial portion of the Company's Common Stock, or the Participant's termination of employment or cessation as a director. No Incentive Option, however, may be for a period more than ten (10) years from the date the Incentive Option is granted; provided, however, for a 10% Owner, no Incentive Option may be for a period more than five (5) years from the

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             date the Incentive Option is granted.  Notwithstanding
             anything to the contrary herein contained, in no event will a Participant who ceases to be employed by the Employer for any reason have the right to exercise his or her Options at any time following the date which is thirty (30) days after the date of termination of such Participant's employment with Employer, provided, however, that a Participant who ceases to be employed by the Employer because of death or disability shall have ninety (90) days after the date of such termination of employment with Employer to exercise his or her Options. Options which are not exercised by a Participant prior to the date which is thirty (30) days after the date of termination of Participant's employment with Employer (or the date which is ninety (90) days following the date of termination of such Participant's employment because of death or disability) shall automatically expire and be null and void on such thirtieth
             (30th) or ninetieth (90th) day following such termination, as the case may be.

        c.   Method of Exercise
             ------------------
             Options may be exercised by giving written notice to the Treasurer of Holding, stating the number of Shares with respect to which the Option is being exercised and tendering payment therefor. In the discretion of the Committee, payment for Shares may be made in cash, other Shares, retention of Shares which would otherwise be issued upon Option exercise, a combination of the foregoing or by any other means which the Committee determines. Upon receipt of the payment, Holding shall deliver to the person exercising such Option a certificate or certificates for such Shares. It shall be a condition to the performance of Holding's obligation to issue or transfer Shares upon exercise of an Option that the person exercising the Option pay, or make provision satisfactory to the Employer for the payment of, any taxes (other than stock transfer taxes) which the Employer is obligated to collect with respect to the issue or transfer of Shares upon such exercise.
             The Committee may establish a program through which Participants in the Plan may borrow funds with which to purchase Shares pursuant to the exercise of an Option. Eligibility of any Participant for such borrowing will be determined solely at the discretion of the Committee. Any such loan shall bear interest at a rate determined by the Committee.

             The Committee may determine to grant additional options to those Participants in the Plan who exercise their Options with Shares.



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        d.   Value of Shares
             ---------------

             The aggregate fair market value (determined at the time the Incentive Options are granted) of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000).

   Options may be subject to other provisions (whether or not applicable to the Options granted to any other Participant) as the Committee, in its sole discretion determines appropriate, including, without limitation, restrictions on resale or other disposition, installment exercise limitations, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and undertakings or conditions as to the Participant's employment, in addition to those specifically provided for under this Plan.

   6.   Shares and Notes.
        -----------------

        a. The total number of Shares allocated to this Plan and available to designated Participants under this Plan is Four Hundred Sixty-Five (465) Shares except as such number of Shares shall be adjusted in accordance with the provisions of Section 9. The maximum number of Shares available to any one Participant under this Plan through Share Awards and Options is One Hundred Ninety-Two and Nineteen One-Hundredths (192.19) Shares in any one calendar year. Each Share Award and Option when granted shall state the number of Shares to which it pertains. Such Shares may be either authorized but unissued Shares or treasury Shares. If any Option granted under this Plan expires unexercised, or is terminated or ceases to be exercisable for any other reason without having been fully exercised prior to the end of the period during which Options may be granted under this Plan, or if any Option is canceled, the Shares theretofore subject to such Option or to the unexercised portion of such Option shall again become available for new Share Awards and Options to be granted under this Plan to any eligible person (including the holder of such former Option). Shares reacquired or Shares which were never issued due to a forfeiture under any Share Award shall again become available for new Share Awards and Options to be granted under this Plan to any eligible person (including the holder of such former Share Award) to the extent permitted by Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor provision ("Rule 16b-3").

        b. The total original principal amount of Notes allocated to this Plan and available to designated Participants under this Plan is $2,000,000. The maximum original principal amount of Notes available to any one Participant under this Plan through Note Awards is $1,599,000 in any one calendar year.


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   7.   EVIDENCE OF GRANT.

        a.   Note Awards.
             ------------

             Note Awards granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by notices ("Note Award Notices") in such form as the Committee shall from time to time determine. Such Note Award Notices shall state: (i) the amount of the principal sum owed on the note; (ii) the due date or dates for payment of the principal sum, (iii) the rate of interest payable on the unpaid principal balance, (iv) the due date or dates for payment of interest, (v) the restrictions applicable to the Notes awarded, and (vi) such other information as the Committee deems appropriate or necessary. The terms and conditions of each Note Award Notice shall be consistent with the provisions of this Plan and will be applicable only to the Note Award that it announces.

        b.   Share Awards
             ------------

             Share Awards granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by notices ("Share Award Notices") in such form as the Committee shall from time to time determine. Such Share Award Notices shall state: (i) the number of Shares awarded,
             (ii) the restrictions applicable to the Shares awarded and
             (iii) such other information as the Committee deems appropriate or necessary. The terms and conditions of each Share Award Notice must be consistent with the provisions of this Plan and will be applicable only to the Share Award that it announces.

        c.   Options
             -------

             Options granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by notices ("Option Notices") in such form as the Committee shall from time to time determine. Such Option Notices shall state: (i) the number of Shares with respect to which the Option is granted, (ii) the type of Option - nonqualified stock option or Incentive Option, (iii) the Option price, (iv) the Option exercise schedule, (v) the Option term, (vi) the method of exercising such Option and (vii) such other information as the Committee deems appropriate or necessary. The terms and conditions of each Option Notice must be consistent with the provisions of this Plan and will be applicable only to the grant that it announces.


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   8.   NON-ASSIGNABILITY OF OPTIONS.  Options granted to a Participant pursuant to this Plan shall be exercisable during the lifetime of a Participant only by the Participant provided, however, that the Committee in its discretion may permit Participants in the Plan not subject to Section 16 of the Exchange Act to transfer nonqualified stock options to (i) family members, (ii) custodianships under the Uniform Transfers to Minors Act or any similar statute, (iii) trusts for the benefit of any family member, (iv) trusts by such Participant for the Participant's primary benefit and (v) upon termination of a custodianship under the Uniform Transfers to Minors Act or similar statute or the termination of a trust, by the custodian or trustee thereof, to the person or persons who, in accordance with the terms of such custodianship or trust are entitled to receive Options held in custody or trust.

   9.   ADJUSTMENTS.


        a.   Capital Adjustments
             -------------------

             If the Shares should, as a result of any stock dividend, stock split, other subdivision or combination of Shares, or any reclassification, recapitalization or otherwise, be increased or decreased, the number of Shares covered by each outstanding Share Award and Option, the Option price under each outstanding Option and the total number of Shares reserved for issuance under this Plan may be adjusted to prevent the dilution or enlargement of rights in the manner as determined by the Committee in its sole discretion to reflect such action. Any new Shares or other securities issued with respect to Shares shall be deemed Shares.

        b.   Sale or Reorganization
             ----------------------

             In the event Holding is merged or consolidated with another corporation, or in the event the property or stock of Holding is acquired by another corporation or entity, or in the event of a reorganization or liquidation of Holding, or in the event of any extraordinary transaction (including a sale of assets or stock) involving the Company, its subsidiaries, or their respective assets (each of the above being an "Extraordinary Transaction"), the board of directors of any corporation assuming the obligations of Holding hereunder or the Committee, as applicable, shall have the right to provide for the continuation of Share Awards or Options granted under the Plan or for other adjustments as determined by the board of directors of such corporation assuming the obligations of Holding hereunder or the Committee, as applicable, in its sole discretion. Without limiting the foregoing, in the event of an

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             Extraordinary Transaction, the board of directors of any
             corporation assuming the obligations of Holding hereunder or the Committee, as applicable, shall have the right to require (i) that a cash payment in lieu of the Option be paid in an amount equal to the difference between the fair market value of the Shares, as determined by the board of directors of any corporation assuming the obligations of Holding hereunder or the Committee, as applicable, and the Option price described in the Option grant; (ii) that the Option be converted into other property or (iii) the exercise of the Option within a specified period following written notice and if the Option is not exercised in accordance therewith, such Option will be terminated without any further rights thereunder.

   10. LEGAL AND OTHER REQUIREMENTS. Each Share Award and Option granted under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares issuable or transferable upon the Share Award or exercise of the Option upon any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Share Award, or Option, or the issuance, transfer or purchase of Shares thereunder, then such Share Award shall not be made and such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Each Note Award granted under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Notes issuable under the Note Award upon any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Note Award, or the issuance, transfer or purchase of Notes thereunder, then such Note Award shall not be made in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Holding shall not be obligated to sell or issue any Shares or Notes in any manner in contravention of the Securities Act of 1933, as amended, or any other applicable securities law. Each Participant shall agree to such terms and conditions in connection with a Note Award or a Share Award or the exercise of an Option, including restrictions on the disposition of Shares or Notes acquired pursuant to the Share Award or Note Award or upon exercise of the Option, as the Committee may deem appropriate. Shares and Notes acquired pursuant to a Share Award or Note Award or upon exercise of an Option may be legended as the Committee shall deem appropriate to reflect the restrictions imposed by the Committee, this Plan or by securities laws generally.
   A Participant shall have no rights as a stockholder with respect to any Shares covered by Options granted to or Options exercised by, the

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   Participant until the date of delivery of a stock certificate to the
   Participant for such Shares. No adjustment with respect to any Shares covered by Options other than pursuant to Section 9 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered. To the extent deemed appropriate by the Committee, this Plan is intended to comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act and any provision which would prevent compliance with Rule 16b-3 shall be deemed invalid to the extent permitted by law and deemed appropriate by the Committee.

   11. RESTRICTION ON SALE OF SHARES. Without prior written notice to Holding, no Shares acquired by a Participant upon exercise of an Incentive Option granted hereunder shall be disposed of by the Participant within two (2) years from the date such Incentive Option was granted, nor within one (1) year after the transfer of such Shares to the Participant; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in section 422(c)(3) of the Code, shall not be deemed to be such a disposition.

   12. TAX WITHHOLDING. The Employer shall comply with the obligations imposed on the Employer under applicable tax withholding laws, if any, with respect to Note Awards, Share Awards, and Options granted hereunder, and shall be entitled to do any act or thing to effectuate any such required compliance, including, without limitation, withholding from amounts payable by the Employer to a Participant and including making demand on a Participant for the amounts required to be withheld.

   If the Committee so permits, a Participant, or upon the Participant's death, the Participant's beneficiary, may satisfy, in whole or in part, the obligation to pay the Employer any amount required to be withheld under the applicable federal, state and local income tax laws in connection with a Share Award or exercise of an Option under this Plan by either: (a) having the Employer withhold from the Shares to be acquired pursuant to the Share Award or upon the exercise of the Option, or (b) delivering to the Employer either previously acquired Shares or Shares acquired pursuant to the Share Award or upon the exercise of the Option which the Participant or beneficiary was unconditionally obligated to deliver to the Employer. The Shares withheld or delivered shall be valued at their fair market value as of the date the amount of tax to be withheld is determined. The fair market value of Shares shall be determined in accordance with procedures established by the Committee. Any amounts required to be withheld in excess of the value of Shares withheld or delivered shall be paid in cash or withheld from other compensation paid by Employer.

   13. NO CONTRACT OF EMPLOY. Neither the adoption of this Plan nor the grant of any Note Awards, Share Awards, or Options, nor ownership of Shares shall be deemed to obligate the Employer to continue the


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   appointment, employment or engagement of any eligible person for any particular period.

   14. INDEMNIFICATION OF COMMITTEE. The members of the Committee shall be indemnified by Holding to the fullest extent permitted by Delaware law, Holding's certificate of incorporation and Holding's by-laws.

   15. AMENDMENT; TERMINATION. Prior to June 1, 2000, this Plan was known as the Beacon Holding Corporation 1998 Stock Plan, and was amended as of June 1, 2000. The Plan as so amended and restated constituted effective as of June 1, 2000, an amendment, restatement, and continuation of the Plan as in effect immediately prior to June 1, 2000. The Plan was later amended and restated as of September 2000 (to increase the number of Shares under the Plan to 465). This document as so amended and restated constitutes effective as of September 29, 2000, an amendment, restatement, and continuation of the Plan as in effect immediately prior to September 29, 2000. Holding may amend and/or restate this Plan from time to time or terminate this Plan at any time, but no such action shall reduce the number of Shares subject to the then outstanding Share Awards or Options granted to any Participant or adversely to the Participant change the terms and conditions of outstanding Note Awards, Share Awards, or Options without the Participant's consent; provided, however, that, to the extent deemed appropriate by the Committee, shareholder approval shall be necessary to adopt any amendment if the adoption of such amendment without shareholder approval would cause this Plan to no longer comply with Rule 16b-3 or any successor rule or regulatory requirement. No Note Award, Share Award, or Option may be granted after ten (10) years from the original effective date of adoption of this Plan.

   16. DELAWARE LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

   17. EFFECTIVE DATE. The Plan initially became effective on December 31, 1998. The Plan was approved by a majority of the shareholders of Holding on December 31, 1998.

















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